UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 1, 2005

Burlington Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-9971	91-1413284
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

717 Texas Avenue, Suite 2100, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-624-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 1, 2005, Burlington Resources Inc. (the "Company") announced that Dane E. Whitehead will be appointed Vice President and Controller, subject to final approval by the Company’s Board of Directors at its next meeting. Mr. Whitehead will report to Joseph P. McCoy, Senior Vice President and Chief Financial Officer and will assume his new position effective August 1, 2005. A copy of the press release is filed herewith as Exhibit 99.1.

Mr. Whitehead, 43, joined the Company’s Internal Audit Department in 1993. From July 1998 to October 2000, he was Director, Strategic Planning and Audit. In October 2000, he became Vice President, Internal Audit. Since March 2002, he has served as Senior Vice President and Chief Financial Officer of Burlington Resources Canada Ltd., a wholly-owned subsidiary.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

The following is furnished as an exhibit to this report:

99.1 Press Release of Burlington Resources Inc. dated June 1, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Burlington Resources Inc.

June 1, 2005	By:	Frederick J. Plaeger II

Name: Frederick J. Plaeger II
Title: Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Burlington Resources Inc. dated June 1, 2005.